UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest
event reported) April 7, 2014

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	00-30747	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, California 90067

(Address of principal executive offices)

(310) 286-1144

Registrant’s telephone number,
including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On April 7, 2014, the Board of Directors (the “Board”) of PacWest Bancorp (the “Company”) adopted a Tax Asset Protection Plan (the “Plan”) with Wells Fargo Bank, National Association, as Rights Agent.  CapitalSource Inc. (“CapitalSource”) merged with and into the Company (the “Merger”), on April 7, 2014, prior to the adoption of the Plan. Subsequent to the Merger, the Company and certain of its subsidiaries have approximately $198 million in net operating loss carryforwards and certain other tax assets (collectively, the “NOLs”) for U.S. federal income tax purposes.

The Plan is designed to mitigate the potential for an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the Company’s ability to utilize the NOLs to offset future taxable income.  The Plan is similar to the Tax Benefit Preservation Plan adopted by CapitalSource on July 22, 2013 and is required by the Agreement and Plan of Merger, dated July 22, 2013, as amended, between the Company and CapitalSource.  If the Company were to experience an “ownership change” within the meaning of Section 382 of the Code, its ability to utilize the NOLs to offset future taxable income could be significantly limited.  In general, an ownership change would occur if the Company’s “5-percent shareholders,” as defined under Section 382 of the Code, collectively increase their ownership of the Company, in relation to their respective historical low points, by more than 50 percentage points over a rolling three-year period.

In connection with the adoption of the Plan, the Board declared a dividend of one preferred share purchase right (a “Right”) to purchase one ten-thousandth of a share of newly designated Series A Participating Preferred Stock (the “Preferred Stock”) for each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) outstanding at the close of business on April 17, 2014 (the “Record Time”), or issued thereafter and prior to the Separation Time (as defined below).  In general, the Rights will work to impose a significant penalty upon any person or group which becomes the beneficial owner of 4.9% or more of Company Common Stock or upon any 4.9% or greater holder which becomes the beneficial owner of additional shares of Company Common Stock, in each case, without the approval of the Board.  There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change, and therefore having a limitation on its ability to utilize its NOLs.

The Rights will be evidenced by either the registration of shares of Company Common Stock on the stock transfer books of the Company or by Company Common Stock certificates until the next business day following the date of the first event causing a Flip-in Date (as defined below) to occur (the “Separation Time”).  A “Flip-in Date” will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.  A “Stock Acquisition Date” means the first date on which the Company announces that a person has become an Acquiring Person (as defined below), which announcement makes express reference to such status as an Acquiring Person, pursuant to the Plan.  An “Acquiring Person” is any person who is or becomes the Beneficial Owner (as defined below) of 4.9% or more of the outstanding shares of Company Common Stock at any time after the first public announcement of the Plan; provided, however, that the term “Acquiring Person” shall not include (i) any person who is the Beneficial Owner of 4.9% or more of the outstanding shares of Company Common Stock at the time of the first public announcement of the adoption of the Plan and who continuously thereafter is the Beneficial Owner of 4.9% or more of the outstanding shares of Company Common Stock, until such time thereafter as such person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of Company Common Stock, (ii) any person who becomes the Beneficial Owner of 4.9% or more of the outstanding shares of Company Common Stock after the time of the first public announcement of the Plan solely as a result of (A) an acquisition by the Company of shares of Company Common Stock, or (B) an acquisition directly from the Company in a transaction which duly authorized officers of the Company have determined shall not result in the creation of an Acquiring Person under the Plan, until, in each case, such time thereafter as such person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of Company Common Stock while such person is or as a result of which such person becomes the Beneficial Owner of 4.9% or more of the outstanding shares of Company Common Stock, (iii) any person who the Board determines, in its sole discretion, has inadvertently become the Beneficial Owner of 4.9% or more of the outstanding shares of Company Common Stock, if such person promptly divests, or promptly enters into an agreement with, and satisfactory to, the Board, in the Board’s sole discretion, to divest, and subsequently divests in accordance with the terms of such agreement (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Company Common Stock (or securities convertible into, exchangeable into or exercisable for Company Common Stock) so that such person ceases to be the Beneficial Owner of 4.9% or more of the outstanding shares of Company Common Stock or (iv) any person determined by the Board to be an “Exempt Person” in accordance with the Plan for so long as such person complies with any limitations or conditions required by the Board in making such determination.  A person shall be deemed the “Beneficial Owner”, and to have “Beneficial Ownership” of, and to “Beneficially Own”, any securities (i) which such person is considered to own under general federal income tax principles for purposes of Section 382 of the Code and the U.S. Treasury regulations promulgated thereunder, (ii) which such person would be deemed to indirectly or constructively own for purposes of Section 382 of the Code and the U.S. Treasury regulations promulgated thereunder or (iii) which any other person Beneficially Owns, but only if such person and such other person are part of the same group of persons that, with respect to such security, are treated as one “entity” as defined under U.S. Treasury Regulation 1.382-3(a)(1).

The Plan provides that, until the Separation Time, the Rights will be transferred with and only with the Company Common Stock, and will be evidenced by either the registration of the Company Common Stock on the stock transfer books of the Company or a Company Common Stock certificate.  Following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Company Common Stock at the Separation Time.

The Rights will not be exercisable until the Separation Time.  On or after the Separation Time and prior to the Expiration Time (as defined below), each Right would initially entitle the holder to purchase, for $160.00 (the “Exercise Price”), one ten-thousandth of a share of Preferred Stock.  The Preferred Stock is designed so that each one ten-thousandth of a share has economic and voting terms similar to those of one share of Company Common Stock.

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision or a combination into a smaller number of shares of, Company Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Company Common Stock.

In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned on the Stock Acquisition Date or thereafter acquired by an Acquiring Person or any affiliate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Plan, that number of shares of Company Common Stock having an aggregate Market Price (as defined in the Plan) on the Stock Acquisition Date that gave rise to the Flip-in Date equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price.  In addition, the Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Company Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate thereof, which Rights shall become void) for shares of Company Common Stock at an exchange ratio of one share of Company Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Separation Time (the “Exchange Ratio”).  Immediately upon such action by the Board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio.

Whenever the Company shall become obligated, as described in the preceding paragraph, to issue shares of Company Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Preferred Stock, at a ratio of one ten-thousandth of a share of Preferred Stock for each share of Company Common Stock so issuable.

The Board may, at its option, at any time, redeem all (but not less than all) of the then outstanding Rights at a price of $0.001 per Right (the “Redemption Price”), as provided in the Plan.  Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities for each Right so held.

The Board may amend the Plan at any time and in any manner as provided in the Plan.

The Rights will expire on the earliest of (i) the Exchange Time, (ii) the date on which the Rights are redeemed as described above, (iii) the close of business on April 7, 2017 and (iv) the time at which the Board determines, in its sole discretion that the NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or any applicable state law or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes (in any such case, the “Expiration Time”).

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

As of April 7, 2014, after giving effect to the Merger, there were an estimated 103,254,421 shares of Company Common Stock issued (of which an estimated 102,041,212 shares were outstanding, an estimated 1,173,209 shares were held in treasury and 40,000 shares were subject to vesting restrictions pursuant to the PacWest Bancorp 2003 Stock Incentive Plan).

The foregoing descriptions of the Plan, the Rights and the Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Plan (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Preferred Stock), which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp
	By:	/s/ Jared M. Wolff
Name: Jared M. Wolff
Title: Executive Vice President

Date: April 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1

Tax Asset Protection Plan, dated as of April 7, 2014, between PacWest Bancorp and Wells Fargo Bank, National Association, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Series A Participating Preferred Stock of PacWest Bancorp.